As filed with the Securities and Exchange Commission on June 10, 2010
Registration Statement No. 333-139973

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CONVERA CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	54-1987541 (I.R.S. Employer Identification No.)

1919 Gallows Road, Suite 1050, Vienna, Virginia 22812   (703) 761-3700
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Convera Corporation Amended and Restated 2000 Stock Option Plan*
(Full Title of the Plan)

* See “Termination of Registration” below

Matthew G. Jones
Chief Financial Officer
1919 Gallows Road, Suite 1050
Vienna, Virginia 22182
(703) 761-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen M. Davis
Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018
(212) 813-8804

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
See below (1)	N/A	N/A	N/A	N/A

(1)	The registrant is not registering additional securities.

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-139973 Convera Corporation. (the “Company”).

Pursuant to the Registration Statement, the Company registered 3,000,000 shares of common stock issuable under the Company’s Amended and Restated 2000 Stock Option Plan (the “Plan”) pursuant to an amendment to the Plan that was approved by the registrant’s stockholders on December 21, 2000 (the “Shares”). The Company is filing this Post-Effective Amendment No. 1 to deregister all of the Shares registered under the Registration Statement that remain unsold as of the date hereof. The Company is deregistering such Shares in connection with its plan of complete liquidation and dissolution, as approved by the Company’s stockholders by written consent in lieu of meeting at a special meeting of stockholders held on September 22, 2009 and as described in the Company’s definitive information statement filed with the Securities and Exchange Commission on December 31, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, Commonwealth of Virginia, on June 9, 2010.

CONVERA CORPORATION
By:	/s/Matthew G. Jones
Matthew G. Jones
Chief Financial Officer

Date: June 10, 2010

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Herbert A. Allen, III Herbert A. Allen, III	Director	June 10, 2010
/s/Ronald J. Whittier Ronald J. Whittier	Director	June 10, 2010

/s/Jeffrey White Jeffrey White	Director	June 10, 2010